Exhibit 10.8

SECURITY AGREEMENT

(Equipment/Inventory/Accounts Receivable)

This Security Agreement (Equipment/Inventory/Accounts Receivable) (the "Agreement"), dated June 8, 2006 for reference purposes only, is executed by and between CRESA Partners of Orange County, LP, a Delaware limited partnership (the "Borrower"), and First Republic Bank (the "Lender"), with reference to the following facts:

A. Lender and Borrower are entering into an agreement of even date herewith pursuant to which Bank will provide credit to, or for the benefit of, Borrower (the "Loan"). The Loan will be evidenced by Borrower's promissory note or notes (collectively, the "Note"). This Agreement is being provided in connection with the Loan Agreement to secure Borrower's obligations thereunder.

THEREFORE, for valuable consideration, the receipt and adequacy of which are acknowledged, Borrower and the Lender agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

1.1 Account Debtors. "Account Debtors" means all persons who now are or hereafter become in any way obligated, liable, or responsible for any payment of any kind in connection with any or all of the Accounts.

1.2 Code. "Code" means the California Uniform Commercial Code, as amended from time to time.

1.3 Collateral. "Collateral" means all of Borrower's interest in the following types of property, whether now owned or held or hereafter acquired and wherever located:

(a)  All accounts, securities accounts, investment property, securities, contract rights, instruments, documents, chattel paper and all other obligations now or hereafter owing to Borrower (collectively, the "Accounts"); all right, title and interest of Borrower in, and all of Borrower's rights and remedies with respect to, all goods, the sale or other disposition of which gives rise to any Account, including all returned, rejected, rerouted, reclaimed and repossessed goods and all rights of stoppage in transit, replevin, reclamation, and all rights as an unpaid vendor; all collections and proceeds of any or all of the foregoing; all guarantees of, security for, and insurance proceeds attributable to any or all of the foregoing; all books and records relating to any or all of the foregoing; and all equipment containing said books and records. Notwithstanding anything to the contrary, the term "Accounts" shall not include any commissions or receivables owed directly to the individual (non-entity) agents and managers who are partners or shareholders of Borrower, and who are acting as Guarantors on the Loan.

(b)  All inventory, goods, merchandise, materials, raw materials, goods in process, finished goods, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease, furnished under contracts of service, or consumed in Borrower's business, and all replacements, accessions and additions to any or all of the foregoing, and all of the foregoing which are returned, repossessed, reclaimed or stopped in transit (collectively, the "Inventory"), whether or not the Inventory is in the constructive or actual possession or custody of Borrower, the Lender, or any third person; all negotiable and non-negotiable warehouse receipts and other documents now or hereafter issued with respect to any or all of the Inventory; all proceeds, insurance proceeds and products of any or all of the foregoing, including all now owned and hereafter acquired accounts, instruments, documents, and chattel paper arising from the sale or other disposition of any or all of the Inventory; all books and records pertaining to any or all of the foregoing; and all equipment containing said books and records.

(c)  All equipment, goods and other tangible personal property (other than Inventory), machinery, fixtures, trade fixtures, vehicles, furnishings, furniture, supplies, molds, materials, motors, tools, machine tools, motor vehicles, office equipment, appliances, apparatus, parts, dyes, jigs, and chattels, together with all attachments, replacements, substitutions, accessions, additions and improvements to any or all of the foregoing (collectively, the "Equipment"), whether or not the same is in the constructive or actual possession or custody of Borrower, Lender, or any third person; all products, proceeds and insurance proceeds of any or all of the foregoing, including all accounts, instruments, documents and chattel paper which may arise from the sale or disposition of any or all of the Equipment; all books and records pertaining to any or all of the foregoing; and all equipment containing said books and records.

(d)  All deposit accounts, money, cash equivalents, and general intangibles [including, but not limited to, tax refunds, choses in action, causes of action, goodwill, names, inventions, designs, drawings, plans, specifications, blueprints, trade names, trade secrets, trade marks and the goodwill of the business symbolized thereby, service marks, compilations, reports, appraisals, studies, customer lists, telephone numbers, advertising rights, negatives, prints, brochures, pamphlets, computer programs, patents, patent applications, copyrights, security and other deposits, prepaid items, refunds, loan commitment fees, royalties, registrations, licenses, permits, processes, franchises, rights in all litigation presently or hereafter pending for any cause of action (whether in contract, tort or otherwise) and all judgments now or hereafter arising therefrom, all claims of Borrower against Lender, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, purchase orders, and all insurance policies and insurance claims (including life insurance, key man insurance, credit insurance, liability insurance, property insurance, and other insurance), claims under guaranties, and all rights to indemnification and all other intangible property of every kind and nature]; all proceeds, insurance proceeds and products of, and additions and accessions to, any or all of the foregoing; all guarantees of and security for any or all of the foregoing; all books and records relating to any or all of the foregoing; and the equipment containing said books and records.

1.4Event of Default. "Event of Default" shall have the meaning given to such term in Section 6 of this Agreement.

1.5Loan Agreement. "Loan Agreement" means the loan agreement dated the same date as this agreement executed by Borrower in connection with the Loan.

1.6Obligations. "Obligations" means all debts, obligations, and liabilities of Borrower to the Lender currently existing or hereafter made, incurred or created, whether voluntary or involuntary, and however arising or evidenced, whether direct or acquired by the Lender by assignment or succession, whether due or not due, absolute or continent, liquidated or unliquidated, determined or undetermined, whether under this Agreement, the Note, any of the other Loan Documents, or otherwise, and whether Borrower may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable, including all attorneys' fees and costs now or hereafter payable by Borrower to the Lender under the

Loan Documents or in connection with the collection and enforcement of such debts, obligations and liabilities. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not secure and the term "Obligations shall not include any debts that are or may hereafter constitute "consumer credit" which is subject to the disclosure requirements of the federal Truth-In Lending Act (15 U.S.C. Section 1601, et seq.) or any similar state law in effect from time to time, unless the Lender and Borrower shall otherwise agree in a separate written agreement.
1.7 Other Terms. All terms with an initial capital letter that are used but not defined in this Agreement shall have the respective meanings given to such terms in the Loan Agreement and in Divisions 8 and 9 of the Code, respectively, as applicable.

2.  Grant of Security Interest. To secure the Obligations, Borrower grants and assigns to the Lender a security interest in the Collateral.

3.  Equipment, Inventory and Accounts Receivable.

3.1 Sale or Transfer of Equipment. Borrower shall not exchange, trade, sell, lease, or otherwise dispose of the Equipment without the Lender's prior written consent, except for obsolete equipment which is sold for fair market value and is immediately replaced with equipment of equal or greater value in which the Lender has a perfected first priority security interest.

3.2 Condition of Equipment. Borrower shall at all times maintain the Equipment in good operating condition and repair.

3.3 Use of Equipment. Borrower shall take all reasonable actions to not permit or cause the Equipment to be misused, used for any purpose other than that for which the Equipment was designed, or utilized in any illegal or negligent manner. Borrower shall use the Equipment only in the ordinary course of its business as conducted prior to the date of this Agreement and in a manner consistent with the terms of all insurance policies relating to the Equipment.

3.4 Equipment Records and Schedules. Without limiting the generality of Section 4.5 below, Borrower shall maintain complete and accurate books and records regarding the Equipment, including records describing the dates of acquisition, acquisition costs, and serial numbers of the Equipment. Upon the Lender's request, Borrower shall provide the Lender with complete and accurate schedules containing (a) a description of each item of Equipment; (b) the serial number, if any, of each item of Equipment, and (c) such other information regarding the Equipment as the Lender may reasonably require. Borrower shall notify the Lender in writing within five (5) business days of all material pieces of Equipment which Borrower purchases, leases or otherwise acquires after the date of this Agreement.

3.5 Certificates of Ownership. Upon Borrower's execution of this Agreement, Borrower shall deliver to the Lender the originals of all certificates of title, certificates of ownership, evidences of ownership, and all other similar documents and instruments (collectively, the "Certificates of Ownership") relating to all Equipment in which Borrower now has an interest. Upon Borrower's acquisition of an interest in any item of Equipment following the date of this Agreement, Borrower shall deliver within five (5) business days to the Lender the Certificate of Ownership, if any, relating to such item of Equipment. Each such Certificate of Ownership delivered to the Lender under this Section shall be properly endorsed to the Lender.

3.6 No Fixtures.

(a)  Borrower shall not permit or cause any or all of the Collateral to become affixed to any real property in such a manner, or with such intent, so as to result in such Collateral becoming a fixture or otherwise becoming part of any real property.

(b)  Borrower shall not become a lessee under a real property lease pursuant to which the lessor has obtained or may obtain any rights in or to any or all of the Collateral, nor shall any such lease prohibit, restrain, or impair Borrower's right to remove any Collateral from any leased premises, whether such removal is accomplished prior or subsequent to any default by Borrower under any such lease or prior or subsequent to any termination, cancellation or forfeiture of any such lease.

(c)  Prior to causing or permitting any of the Collateral to be located on any premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien holder, or otherwise), Borrower shall cause such third party to execute and deliver to the Lender such consents, waivers and subordinations as may be reasonably necessary or appropriate, in the Lender's discretion, to insure the Lender that its security interest and rights in and to the Collateral are and shall at all times continue to be prior and superior to the rights of any such third party.

(d)  Borrower shall not cause or permit any event to occur which would result in an early termination of any real property lease for any premises on which all or part of the Collateral now is or hereafter may be located.
3.7Possession and Use of Inventory. Borrower shall not sell, lease, transfer or otherwise dispose of any or all of the Inventory, except for the sale or lease of finished Inventory in the ordinary course of Borrower's business. Borrower shall use and deal with the Inventory only in a manner consistent with the terms of all insurance policies relating to the Inventory. Borrower shall not sell, lease, transfer, or otherwise dispose of any or all of the Inventory in partial or complete satisfaction of any debt owed by Borrower. Borrower shall keep all Inventory separate from Borrower's other property and assets and clearly identified or marked.

3.8Inventory Records. Without limiting the generality of Section 4.5 below, Borrower shall maintain complete and accurate books and records containing entries of all transactions relating to the Inventory, including accurate records showing (a) the current Inventory stock held by Borrower; (b) the cost and sales records of the Inventory; (c) the kinds, types, qualities and quantities of the Inventory; and (d) the daily withdrawals from and additions to the Inventory.

3.9No Warehousing of Inventory. No Inventory shall be stored with any warehouse operator or other third person without the Lender's prior written consent.

3.10No Liability by Lender for Inventory. The Lender shall not be directly or indirectly liable or responsible in any way or under any circumstances to Borrower or any other party (a) for the safe keeping of the Inventory; (b) any loss or damage to the Inventory occurring or arising in any manner from any cause; (c) any decrease in the value of the Inventory; or (d) any act or omission by any carrier, warehouse operator, bailee, forwarding agent, or other party dealing with all or part of the Inventory. Borrower shall bear the entire risk of loss for all damage to and destruction of the Inventory.

3.11Schedule of Accounts. Upon the Lender's request exercised no more often than three times during any period of twelve (12) consecutive months, Borrower shall furnish the Lender with copies of all contracts, orders, invoices, shipping instructions, delivery receipts, bills of lading, and other similar documents for any goods, the sale or disposition of which gives rise to an Account (collectively the "Accounts Receivable Documentation"). Upon the Lender's request, Borrower shall also furnish the Lender with an aged accounts receivable report in such form as the Lender may specify. The Lender shall have the right from time to time to verify the validity, amount and any other matters relating to any or all of the Accounts directly with the respective Account Debtors by mail, telephone or otherwise, either in the Lender's or Borrower's name. Upon an Event of Default by Borrower under this Agreement, Borrower shall deliver to the Lender the originals of all Accounts Receivable Documentation together with the originals of all instruments, chattel paper, security agreements, guaranties, and other documents and property evidencing or securing the Accounts in the same form as received by Borrower, each of which shall be properly endorsed by Borrower to the Lender, with recourse.

3.12Collection of Accounts. Prior to the occurrence of an Event of Default, Borrower shall have the privilege of collecting the Accounts, at Borrower's sole cost and expense. Upon the occurrence of an Event of Default, Borrower's privilege of collecting the Accounts shall immediately and automatically be revoked without notice to Borrower. Following such revocation, the Lender shall have the exclusive right to make all collections on the Accounts.

3.13Notice to Account Borrowers. Upon the Lender's reasonable request, Borrower shall give notice, in form and substance reasonably acceptable to the Lender, to the Account Debtors of Borrower's grant of a security interest in the Accounts to the Lender.

3.14Additional Notices. From time to time upon the Lender's reasonable request, Borrower shall give written notice to any Account Borrower designated by the Lender containing such additional information and instructions concerning the Lender's rights under this Agreement as may be specified by the Lender. Such notices shall be satisfactory in form and substance to the Lender. From time to time and coincident with notice to Borrower, the Lender shall have the right to give notice to any Account Borrower containing such information and instructions concerning the Lender's rights under this Agreement as the Lender in its good faith business judgment determines to be necessary or appropriate.

3.15No Liability by Lender for Accounts. The Lender shall not be directly or indirectly liable or responsible in any way or under any circumstances to Borrower or any other party for (a) any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account; (b) any act, omission, error or delay of any kind by the Lender in settling, failing to settle, collecting, or failing to collect any Account, including any act or omission which results in the loss or impairment of the Borrower's rights against any third person; (c) settling any Account for less than the full amount thereof; (d) any failure or delay by the Lender in enforcing or collecting any payment under any Account; or (e) the performance or observance of any or all of Borrower's duties, obligations, representations, or warranties under any other agreement or document relating to any or all of the Collateral, including the Accounts.

3.16Receipt of Account Collections by Borrower. If for any reason Borrower receives any payment in connection with any of the Accounts following the occurrence of an Event of Default, Borrower (a) shall immediately pay or deliver such payment to the Lender in the original form in which received by Borrower; (b) shall endorse to the Lender, with recourse, all checks, drafts, money orders, notes, and other instruments or documents representing such payment, (c) shall not commingle such payment with any of Borrower's other funds or property; and (d) shall hold such payment separate and apart from Borrower's other funds and property in an express trust for the Lender until paid or delivered to the Lender.

3.17Application of Account Proceeds. The Lender shall apply all payments received by the Lender in connection with the Accounts in the order of priority described in Section 7.16 below. All checks, drafts, money orders, notes, instruments, documents, and other noncash proceeds of the Accounts delivered to the Lender in payment or on account of the Obligations shall not constitute payment until such items are actually paid in cash or other immediately available funds to the Lender.

3.18Borrower's Account Obligations. Borrower shall at all times in all material respects perform and discharge all obligations of Borrower to each Account Debtor in accordance with the terms of all documents, contracts, invoices, and other agreements between Borrower and such Account Debtor.

3.19Returned Goods. From and after the occurrence of an Event of Default:

(a)  Any goods which are returned by an Account Debtor or otherwise recovered by or for the benefit of Borrower shall be physically segregated from Borrower's other property, posted with written notice that such goods are subject to the Lender's security interest, and held in trust for the Lender for disposition by the Lender. Borrower shall promptly notify the Lender of all such returns and recoveries; and

(b)  Borrower shall not accept the return of any goods and shall not sell any previously returned goods without the Lender's prior written consent. The Lender shall have the right to accept the return of any goods directly from an Account Debtor, without notice to or the consent of Borrower, and neither a delivery by Borrower of returned or recovered goods to the Lender, nor the acceptance by the Lender of returns directly from any Account Debtor, shall in any way effect Borrower's liability to the Lender under this Agreement or on account of the Obligations.

3.20 Disputed Accounts. Borrower shall promptly notify the Lender of all material disputes and claims with respect to any of the Accounts. From and after the occurrence of an Event of Default, (a) the Lender shall have the right to settle, accept reduced amounts, adjust disputes and claims directly with, and give releases on behalf of Borrower to Account Debtors, upon such terms as the Lender, in its good faith business judgment, determines to be appropriate; and (b) without the Lender's prior written consent, Borrower shall not compromise, adjust, or grant any discount, credit, allowance, or extension of time for payment to any Account Debtors.

4. Borrower's Covenants.

4.1 Liens. Borrower shall at all times keep the Collateral free of all liens, encumbrances and claims of any kind or nature other than the security interest of the Lender.
4.2 Transfers. Borrower will not sell, transfer, lease or otherwise dispose of any or all of the Collateral or any interest therein to any Person other than Lender, except as otherwise expressly permitted in this Agreement.

4.3 Taxes. Borrower will pay when due and prior to delinquency all foreign, federal, state and local taxes, assessments, and governmental charges now or hereafter levied on or which are or may become liens against the Collateral.

4.4 Location of Tangible Collateral. Without the Lender's prior written consent, which consent will not be unreasonably withheld, Borrower shall not remove any of the existing tangible Collateral from the present locations of such Collateral, except finished Inventory sold or leased in the ordinary course of Borrower's business.

4.5 Books and Records. Borrower shall maintain complete and accurate books and records which contain full and correct entries of all transactions relating to the Collateral and Borrower's business.

4.6 Inspection of Collateral. The Lender shall have access to the Collateral and all other property of the Borrower, wherever located, during normal business hours upon not less than two (2) Business Days prior written notice for the purposes of examination, inspection, verification, audit, testing, and any other reasonable purpose. For such purposes, the Lender, at no charge or cost, shall have the right to enter and remain upon the Borrower's premises as often during normal business hours and for such periods as the Lender reasonably determines to be necessary or appropriate.

4.7 Reports. Upon the Lender's request, Borrower shall deliver to the Lender such reports and information available to Borrower's management concerning the Collateral and Borrower's business and affairs as the Lender may reasonably request. Such reports shall be in such form, for such periods, contain such information, and shall be rendered with such frequency as the Lender may reasonably designate. All reports and information provided to the Lender by Borrower shall be complete and accurate in all material respects at the time provided.

4.8 Further Assurances. Borrower shall take all actions which may be reasonably necessary or appropriate to maintain, preserve, protect, and defend the Collateral and the Lender's security interest therein, including all such actions as may be reasonably requested by the Lender. Upon the Lender's request, Borrower shall execute and deliver to the Lender such further documents and agreements, in form and substance satisfactory to the Lender, as the Lender may reasonably require to effectuate this Agreement or to evidence, perfect, maintain, preserve or protect the Lender's security interest in the Collateral, including financing statements, continuation financing statements, financing statement amendments, security agreements, and assignments.

4.9 Maintenance of Collateral. Borrower (a) shall maintain the Collateral and all of Borrower's other assets in good operating and repair condition; (b) shall not use the Collateral or any of Borrower's other assets in any unlawful business or for any unlawful purpose; and (c) shall not abandon the Collateral or any of Borrower's other assets.

5. Warranties and Representations by Borrower.

5.1 Warranties and Representations. Borrower warrants and represents to the Lender as follows:

(a)  Ownership of Collateral. Borrower is the sole legal and beneficial owner of the Collateral, free and clear of all liens, encumbrances and security interests, except for the security interest in favor of the Lender under this Agreement.

(b)  Compliance With Laws. The Collateral complies with all applicable Governmental Requirements.
(c)  Equipment. The Equipment is in good operating condition and repair, normal wear and tear excepted, free from material latent and patent defects, and not obsolete.

(d)  Inventory. The Inventory is new, in good condition, of merchantable quality, free from material latent and patent defects, and not obsolete. Borrower's retail sales of Inventory were less than twenty-five percent (25%) in dollar volume of Borrower's total sales of all goods during the twelve (12) months preceding the attachment of the security interest granted under this Agreement. Borrower's retail sales of Inventory shall be less than twenty-five percent (25%) in dollar volume of Borrower's total sales of goods during each consecutive twelve (12) month period during the term of this Agreement.

(e)  Accounts. Each and all of the Accounts shall at all times comply with the following provisions: (i) each Account represents an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Borrower's business; (ii) the Account Debtor on each Account has not asserted and to the best of Borrower's knowledge will not assert any defense, offset, counterclaim, right of return or cancellation, or other right or claim relating to such Account; (iii) each Account will be paid in full on the maturity date of the Account; (iv) no petition under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency, or similar law has been or will be filed by or against the Account Debtor on any Account, and no Account Debtor has made or to the best of Borrower's knowledge will make an assignment for the benefit of creditors, become insolvent, fail or go out of business, nor does Borrower have notice that any of the foregoing is threatened or is about to occur with respect to any Account Debtor; (v) no Account is or will be impaired or reduced in value; (vi) no Account Debtor on any Account is a shareholder, director, partner or agent of Borrower, or a person controlling, controlled by, or under common control with Borrower; (vii) no Account is owed by an Account Debtor to whom Borrower is or may become liable in connection with goods sold or services rendered by the Account Debtor to Borrower or any other transaction or dealing between the Account Debtor and Borrower; and (viii) all documents, instruments and agreements relating to all Accounts are and shall be legally enforceable in accordance with their respective terms provided, however, that Borrower shall not be in breach of the representation and warranty of this Section 5.1(e) if the aggregate amount of all Accounts outstanding at any time that fail to satisfy any of clauses (i) through (vii) above do not exceed five percent (5%) of the aggregate amount of all outstanding Accounts. All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be at all times true and correct. All sales and other transactions underlying or giving rise to each Account shall fully comply in all material respects with all applicable laws, ordinances, governmental rules and regulations.

5.2 Borrower's Warranties. Borrower's warranties and representations set forth in Section 5.1 above shall be true and correct at the time of execution of this Agreement by Borrower and shall constitute continuing representations and warranties as long as any of the Obligations remain outstanding.

6.  Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Agreement, at the option of the Lender:

6.1 Default Under Loan Agreement. The occurrence of any "Event of Default" (as such term is defined in the Loan Agreement) under the terms of the Loan Agreement;

6.2 Impairment of Collateral. The Lender reasonably and in good faith deems itself to be insecure because of any or all of the following: (i) any person fails to perform any of its obligations under the terms of any document that is part of, or is held by the Lender as, Collateral; or (ii) the validity or priority of the Lender's security interest in the Collateral is impaired for any reason;

6.3 Decline in Collateral Value. Any deterioration or impairment of the Collateral or any decline or depreciation in the value of the Collateral (whether actual or reasonably anticipated by the Lender) which, in the Lender's discretion, causes the character or value of the Collateral to become unsatisfactory to the Lender; or

6.4 Loss of Collateral. The Lender reasonably and in good faith believes that the Collateral is in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or is otherwise impaired or at risk of being impaired.

7.  Remedies Upon Default. Upon the occurrence of any Event of Default, the Lender shall have the following rights and remedies:

7.1 Rights of Secured Party. The Lender shall have all of the rights and remedies of a secured party under the California Uniform Commercial Code and under all other applicable laws.

7.2 Acceleration. The Lender may declare any or all of the Obligations to be immediately due and payable, including the indebtedness evidenced by the Note.

7.3 Extensions of Credit. The Lender may discontinue advancing money or extending credit to or for the benefit of Borrower in connection with the Loan or under any other document or agreement between the Lender and Borrower.

7.4 Assembly of Collateral. The Lender may require Borrower to assemble the Collateral and make it available to the Lender at a place designated by the Lender.

7.5 Possession of Collateral. The Lender, without a breach of the peace, may enter any of the premises of Borrower and search for, take possession of, remove, keep or store any or all of the Collateral. If the Lender seeks to take possession of any or all of the Collateral by court process, Borrower irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Obligations. The Lender shall have the right to remain on Borrower's premises or cause a custodian to remain thereon in exclusive control of such premises without charge for as long as the Lender deems necessary in order to complete the enforcement of its rights under this Agreement. If the Lender seeks possession of any or all of the Collateral by court process, Borrower irrevocably waives (a) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident or condition to such possession; (b) any demand for possession prior to the commencement of any suit or action to recover possession; and (c) any requirement that the Lender retain possession of and not dispose of such Collateral until after trial or final judgment.

7.6 Preparation of Collateral. The Lender may complete processing, manufacturing or repair all or any part of the Collateral prior to a disposition and, for such purpose and for the purpose of removal, the Lender shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge. The Lender may sell, ship, reclaim, lease or otherwise dispose of all or any part of the Collateral in its condition at the time the Lender obtains possession of such Collateral or after further manufacturing, processing, or repair.

7.7Foreclose on Collateral. The Lender may sell or dispose of the Collateral at public or private sale, in one or more sales, as a unit or in parcels, at wholesale or retail, and at such time and place and on such terms as the Lender may determine. The Lender may be the purchaser of any or all of the Collateral at any public sale and, if permitted under applicable law, any private sale.

7.8Accounts. With respect to the Accounts, and without limiting the Lender's rights under Section 3 above, the Lender may:

(a)  Direct any or all Account Debtors to make payment directly to the Lender or to a specified agent of the Lender; and

(b)  (i) Demand, collect, receive and give receipts for any and all money and other property due or to become due in connection with the Accounts, in the Lender's or Borrower's name; (ii) take possession of and endorse and collect any or all notes, checks, drafts, money orders, or other instruments of payment relating to the Collateral (including payments made under or with respect to any policy of insurance); and (iii) file any claim and take any other action in any court of law or equity which the Lender determines to be appropriate for the purpose of collecting any or all of the Accounts; provided, however, that the Lender shall not be obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any or all of the Accounts.

7.9Postponement. Any public sale of any or all of the Collateral may be postponed from time to time by public announcement at the time and place last scheduled for the sale.

7.10Discharge of Other Claims. The Lender's sale or disposition of any or all of the Collateral shall transfer to the purchaser all of the Borrower's rights in such Collateral and discharge all security interests and liens subordinate to the Lender's security interest in the Collateral, and the purchaser shall acquire such Collateral free of all such subordinate interests and liens.

7.11Time of Sale. Without limiting the generality of this Section 7.11, the Lender shall conclusively be deemed to have made a commercially reasonable disposition of any or all of the Collateral if (a) the Lender holds a public or private sale of such Collateral at least five (5) days after notice is given to Borrower of the date fixed for any public sale or the date on or after which any private sale or other disposition of the Collateral is to be made by the Lender; (b) with respect to any public sale, the sale is held at least five days after notice is published in a newspaper of general circulation in the county in which such Collateral is located; and (c) respect to any public disposition, the sale is held any time between the hours of 8 a.m. and 5 p.m. in the county in which such Collateral is located at any place designated by the Lender.

7.12Information. Without limiting the generality of this Section 7.12, it shall conclusively be deemed to be commercially reasonable for the Lender to direct any prospective purchaser of any or all of the Collateral to Borrower to ascertain all information concerning the status of the Collateral.

 7.13 Other Disposition. The Lender's disposition of any or all of the Collateral in any manner which differs from the procedures specified in Section 7.11 or 7.12 above shall not be deemed to be commercially unreasonable.

7.14Judicial Action. The Lender may reduce its claims for breach of any of the Obligations to judgment and foreclose or otherwise enforce its security interest in any or all of the Collateral by any available judicial procedure. lithe Lender has reduced its claims for breach of any of the obligations to judgment, the lien of any levy which may be made on any or all of the Collateral by virtue of any execution based upon such judgment shall relate back to the date of the Lender's perfection of its security interest in such Collateral. A judicial sale pursuant to such execution shall constitute a foreclosure of the Lender's security interest by judicial procedure, and the Lender may purchase at such sale and thereafter hold the Collateral free of all rights of Borrower therein.

7.15 Discharge Claims. The Lender may discharge claims, demands, liens, security interests, encumbrances and taxes affecting any or all of the Collateral and take such other actions as the Lender determines to be necessary or appropriate to protect the Collateral and the Lender's security interest therein. The Lender, without releasing Borrower or any other party from any of the Obligations, may perform any of the Obligations in such manner and to such extent as the Lender determines to be necessary or appropriate to protect the Collateral and the Lender's security interest therein.

7.16 Proceeds of Sale. The proceeds of any sale or disposition of the Collateral by the Lender shall be applied in the following order of priority:

(a)  First, to all liabilities, obligations, costs, and expenses, including reasonable attorneys' fees and costs, incurred by the Lender in exercising any of its rights or remedies under this Agreement, including the costs and expenses of retaking, holding, and selling any or all of the Collateral and the costs and expenses of enforcing and collecting upon any or all of the Accounts;

(b)  Second, to the payment of the Obligations in such order and amounts as the Lender may determine in its discretion;

(c)  Third, to (i) the satisfaction of indebtedness secured by any subordinate security interest in the Collateral if written demand therefor is received by the Lender before distribution of any such proceeds; and (ii) to the satisfaction of any subordinate attachment lien or execution lien pursuant to subdivision (b) of Section 701.040 of the Code of Civil Procedure if notice of the levy of attachment or execution is received by the Lender before distribution of any such proceeds. If requested by the Lender, the holder of a subordinate security interest in the Collateral shall furnish the Lender with proof of its interest in the Collateral acceptable to the Lender, and unless such holder does so, the Lender shall have no obligation to comply with such holder's demand; and

(d)  Fourth, the surplus, if any, shall be paid to Borrower.

8.  Liability for Deficiency. Borrower shall at all times remain liable for any deficiency remaining on the Obligations for which Borrower is liable after any disposition of any or all of the Collateral and after the Lender's application of any proceeds to the Obligations.

9.  Power of Attorney. Borrower irrevocably appoints the Lender, with full power of substitution, as Borrower's attorney-in-fact, coupled with an interest, with full power, in the Lender's own name or in the name of Borrower:

9.1 At any time after the occurrence of any Event of Default, to do any or all of the following:

(a)  Endorse any checks, drafts, money orders, notes, and other instruments or documents representing or evidencing the Collateral, or proceeds of the Collateral;

(b)  Pay or discharge claims, demands, liens, security interests, encumbrances, or taxes affecting or threatened against any or all of the Collateral;

(c)  Receive payment of all Accounts;

(d)  Execute any invoices relating to any Account, any draft against any Account Debtor, any notice to any Account Debtor, any proof of claim in bankruptcy, any notice of lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien;

(e)  Grant any extension of time to pay any Account, compromise claims and settle Accounts for less than face value thereof, and execute all releases and other documents in connection therewith;

(f)  Commence, prosecute or defend any suit, action or proceeding relating to any or all of the Collateral;

(g)  Receive and open all mail addressed to Borrower and, in the exercise of such right, the Lender shall have the right, in Borrower's name, to notify the Post Office authorities to change the address for the delivery of mail addressed to Borrower to such other address as the Lender may designate, including the Lender's own address. The Lender shall promptly turn over to Borrower all of such mail not relating to the Collateral;

(h)  Direct any financial institution which is a participant with the Lender in extensions of credit to or for the benefit of Borrower, or which is an institution with which any deposit account is maintained, to pay to the Lender all monies on deposit by Borrower with said financial institution which are payable by said financial institution to Borrower, regardless of any loss of interest, charge or penalty as a result of payment before maturity;

(i)  Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral, obtain payment of claim, and make all determinations and decisions with respect to any such policy of insurance, and endorse Borrower's name on any check, draft, instrument or other item of payment or the proceeds of such policies of insurance;

(j) Instruct any accountant or other third person having custody or control of any books or records belonging or relating to the Collateral to give the Lender full rights of access with respect thereto;

(k)  Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease, as lessor or lessee, any real or personal property;

(l) Sell, transfer, pledge, make any agreement with respect to, or otherwise deal with any or all of the Collateral as though the Lender were the owner thereof for all purposes; and

(m) Execute on behalf of Borrower any and all documents and instruments (including notices of assignment) required under the Federal Assignment of Claims Act for the direct payment of Accounts to the Lender.

9.2 To execute any financing statement, continuation financing statement, financing statement amendment, security agreement, assignment, notice, Certificate of Ownership, application for a Certificate of Ownership, and all other documents which the Lender, in its discretion, determines to be necessary or appropriate in order to (a) perfect or maintain the Lender's security interest in the Collateral; (b) exercise any or all of the Lender's rights under this Agreement; or (c) to consummate or effectuate any of the transactions contemplated by this Agreement.

10.  Waivers. Borrower hereby waives presentment, demand for payment, protest, notice of demand, dishonor, protest and nonpayment, and all other notices and demands in connection with the delivery, acceptance, performance, default under, and enforcement of the Obligations. Borrower waives the right to assert any statute of limitations as a defense to the enforcement of any of the Obligations to the fullest extent permitted by law.

11.  Cumulative Remedies. The Lender's rights and remedies under this Agreement are cumulative with and in addition to all other rights and remedies which the Lender may have in connection with the Loan. The Lender may exercise any one or more of its rights and remedies under this Agreement at the Lender's option and in such order as the Lender may determine in its discretion. The Lender may exercise its rights under this Agreement from time to time and at such times as the Lender may determine.

12.  Actions. The Lender shall have the right, but not the obligation, to commence, appear in, or defend any action or proceeding which affects or which the Lender determines may affect (a) the Collateral; (b) Borrower's or the Lender's rights or obligations under the Loan Documents; (c) Borrower's or the Lender's rights under this Agreement; or (d) the Loan. Whether or not Borrower is in default under the Loan Documents, the Lender shall at all times have the right to take any and all actions which the Lender in its good faith business judgment determines to be necessary or appropriate to protect the Lender's interest in connection with the Loan.

13.  Attorneys' Fees. Upon the Lender's demand, Borrower shall reimburse the Lender for all costs and expenses, including attorney's fees and costs, which are incurred by the Lender, whether before or after the commencement of any action or proceeding by the Lender following an Event of Default under the Loan Documents, in connection with any or all of the following: (a) the exercise of any or all of the Lender's rights and remedies under the Loan Documents based on an Event of Default, whether or not any legal proceedings are instituted by the Lender; (b) the protection, preservation, management, operation, or maintenance of any or all of the

Collateral; (c) the sale or disposition of any or all of the Collateral; (d) the commencement and prosecution of any suit, action, or proceeding with respect to any or all of the foregoing matters, including an action for relief from the automatic stay arising under Bankruptcy Code § 362(a), 11 U.S.C. § 362(a); or (e) the defense of any suit, action or proceeding by Borrower or any other party relating to any or all of the Collateral. Borrower's obligation to reimburse the Lender under this Section shall include payment of interest on all amounts expended by the Lender from the date of expenditure at the rate of interest specified in the Note.

14.  Notices. All notices under this Agreement shall be given in accordance with the notice provision contained in the Loan Agreement.

15.  Applicable Law. The Loan Documents shall be construed in accordance with and governed by the laws of the State of California.

16.  Time of Essence. Time is of the essence of each provision of the Loan Documents.

17.  Interpretation. The headings to sections of this Agreement are for convenient reference only, and they do not in any way define limit any of the terms of this Agreement and shall not be used in interpreting this Agreement. For purposes of this Agreement, (a) the term "including" means "including without limitation"; (b) the term "document" shall be deemed to include all written contracts, commitments, agreements, and instruments; and (c) the term "discretion" when applied to any determination, consent or approval right by the Lender, shall be deemed to mean the Lender's sole but good faith business judgment. Whenever the context of this Agreement reasonably requires, all words used in the singular shall be deemed to have been used in the plural, and the neuter gender shall be deemed to include the masculine and feminine gender, and vice versa. For purposes of this Agreement, (i) all references to the Collateral shall be deemed to refer to all or any part of the Collateral; and (ii) all references to the Loan Documents shall be deemed to refer to any or all of the Loan Documents.

18.  Entire Agreement. The Loan Documents contain the entire agreement between the Lender and Borrower concerning the subject matter of the Loan Documents and supersede all prior and contemporaneous agreements, statements, understandings, terms, conditions, representations and warranties, whether oral or written, made by the Lender or Borrower concerning the Loan.

19.  Severability. If any provision of the Loan Documents shall be held by any court of competent jurisdiction to be unlawful, void, voidable, or unenforceable for any reason, such provision shall be deemed severable from and shall in no way affect the validity or enforceability of the remaining provisions of the Loan Documents. Without limiting the generality of the preceding sentence, if the Lender's security interest in any part of the Collateral is held to be unlawful, void, voidable or unenforceable for any reason, such defect shall in no way affect the validity or enforceability of the remaining terms and conditions of this Agreement.

20.  No Third Party Beneficiaries. The Loan Documents are entered into for the sole protection and benefit of the Lender, Borrower and Guarantors (if any), as applicable, and their respective permitted successors and assigns. No other Person shall have any rights or causes of action under the Loan Documents.

21.  Documents. All documents and instruments which Borrower is required to deliver to the Lender under this Agreement shall be acceptable in form and substance to the Lender acting in good faith.

22.  Performance of Covenants. Borrower shall perform all of its covenants under this Agreement at its sole cost and expense.

23.  No Waiver by Lender. No waiver by the Lender of any of its rights or remedies in connection with the Loan Documents shall be effective unless such waiver is in writing and signed by the Lender.

24.  Term. This Agreement shall continue in full force and effect as long as any of the Obligations are outstanding and until terminated by written agreement of the Lender.

25.  Amendment. This Agreement may be modified only by a written agreement signed by Borrower and the Lender.

26.  Successors. This Agreement shall be binding upon and inure to the benefit of Borrower and the Lender and their respective permitted successors and assigns.

Borrower:
CRESA Partners of Orange County, LP,
a Delaware limited partnership

By:	CRESA Partners-West, Inc.,
a California corporation
Its:	General Partner

By:	/s/ Kevin John Hayes
Kevin John Hayes, President

Accepted:
First Republic Bank

By:	/s/ Carolyn Powell
Carolyn Powell
Its:	Managing Director